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                                                              EXHIBIT (a)(1)(xv)

Infonet Services Corporation
Offer to Exchange Options

The Offer

Offer runs from January 7, 2002 through February 14, 2002 at 5:00 p.m. Pacific Time

         .  Completed form must be in the HR department by deadline

Offer made to employees only

         .  must be an active employee on January 7, 2002

Options with an exercise price of $13.00 or higher and granted under the 1999 Stock Option Plan or 2000 Omnibus Stock Plan are eligible

         .  must exchange all options granted on same day at same price

         . vested and non-vested outstanding options may be exchanged. Offer does not apply to previously exercised options

How does the exchange work?

You make a voluntary election to exchange eligible options

         . Election is irrevocable as of 5:00 p.m. Pacific Time on Thursday, February 14, 2002

         . Withdraw options that you elected to exchange prior to the February 14 deadline by submitting the "Notice of Election to Withdraw Options" form

Options are cancelled shortly after 5:00 p.m. Thursday, February 14, 2002

New options are granted during the 30 day period that is at least 6 months and 1 day after the cancellation date (on replacement grant date)

         . You must be an eligible, active employee on the replacement grant date to receive new options

         . New stock option will be granted for each option that you elected and we accepted for exchange

         . Exercise price for new options granted on the replacement grant date will be the closing price of our Class B common stock on the New York Stock Exchange on that date as reported in the print edition of The Wall Street Journal

         .  New option will vest as follows:

                  20% on 6 month anniversary of replacement grant date

                  20% on 1st anniversary of replacement grant date

                  20% on 2nd anniversary of replacement grant date

                  20% on 3rd anniversary of replacement grant date

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                  20% on 4th anniversary of replacement grant date

         .  New options will be granted as non-qualified options



If you choose not to participate, your existing options remain outstanding and retain the current exercise price and vesting schedule.

What do I need to do to participate?

Review materials sent to you via Lotus Notes

Complete and sign the "Election Concerning Exchange of Stock Options" form and submit to Human Resources, in El Segundo no later than 5:00 p.m. Pacific Time on Thursday, February 14, 2002

         .  Fax copies of election form will be accepted - fax to (310) 335-2679

How will I know the status of my election?

Confirmation of receipt of Election Form - within 5 days of our receipt of your election form, we will send you an e-mail confirming our receipt of your form

Rights Letter - Shortly following the expiration of the offer, you will receive a notice (Rights Letter) that we have accepted the shares you have elected to exchange. This includes a summary of your rights as a participant, including the number of options to be granted on the replacement grant date. Also included will be your election form countersigned by us.

Notification that we have not accepted your election - if your election is not accepted (due to incomplete and/or inaccurate information), you will receive an e-mail indicating that it has not been accepted.

Notification of new option grant - when the replacement grants are made, you will receive an e-mail from AST Client Services indicating that your new options have been granted and are available for viewing at www.aststockplan.com

Hypothetical Example

Assumptions:

Original Grant Date:       April 25, 2000
Original Grant:            1,000 options
Original Exercise Price:   $13.75
Original Vesting:          20% - April 25, 2002
                           20% - April 25, 2003
                           20% - April 25, 2004
                           20% - April 25, 2005
                           20% - April 25, 2006
Expiration Date of Exchange Offer:    February 14, 2002
Hypothetical Stock Price on Replacement Grant Date:  $2.50


You elect to exchange the above option
Your election is accepted, and your option is cancelled on February 14, 2002

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On the replacement grant date (on or after August 15, 2002) - you receive grant of 1,000 options at the closing price of our Class B common stock on that date First 20% vests in February 2003, and 20% on each anniversary of the replacement grant thereafter

Questions?

Send an e-mail to optionexchange@infonet.com
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Call the Exchange hotline number at (310) 335-4583 between the hours of 9:00
a.m.-11:00 a.m. pst Monday through Friday.